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Exhibit 10.1

LOAN AND SECURITY AGREEMENT
(Full Recourse)

    This Loan and Security Agreement ("Agreement") is entered into as of July 26, 2001 between PDS Gaming Corporation—Nevada a Nevada corporation ("Borrower"), having its principal place of business at 6171 McLeod Drive, Las Vegas, Nevada 89120, and Sun West Bank, a Nevada corporation ("Lender") having its principal place of business at 5830 W. Flamingo Road, Las Vegas, NV 89103.

PRELIMINARY STATEMENT

    Lender understands that Borrower is engaged in the sale or lease of various Eligible Equipment (this and all other capitalized terms are defined in Section 1.1 below), and that Borrower may from time to time offer to Lender the opportunity to finance leases, installment sale contracts and other chattel paper arising out of such business. This Agreement sets forth the terms and conditions which will be applicable to any leases, installment sale compacts and other chattel paper that Lender may finance under an ongoing term loan facility.

ARTICLE I

DEFINITIONS

    1.1 Definitions. As used in this Agreement and in the other Loan Documents, unless otherwise expressly indicated herein or therein, the following terms shall have the following meanings (such definitions to be applicable both to the singular and plural terms defined):

    Acquisition Cost: all costs and expenses incurred by an End-User (in the case of installment/conditional sales contracts) or by Borrower (in the case of any Leases with Borrower as lessor) in connection with the acquisition of any Eligible Equipment. Including, without limitation, sales or use taxes, freight or installation costs, and license fees, but excluding any deposits (including security deposits) or down/advance payments made by End-User, or manufacturer's discounts.

    Advance: a loan which is part of the Facility.

    Affiliate: any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with another Person. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For the purposes hereof, any Person which owns or controls, directly or indirectly, 51% or more of the securities of another Person shall be deemed to "control" such Person.

    Agreement or Loan and Security Agreement: this Loan and Security Agreement, as amended or supplemented at any time.

    Amortization Schedule: a schedule approved by Lender for the repayment of each Advance.

    Approved Contract Term: without the prior written approval of Lender, a period of time not less than 6 months and not more than 48 months.

    Assignment: the assignment of Contracts, and any Lien applicable thereto in the form of Exhibit A executed by Borrower in favor of Lender.

    Borrower Event of Default: any of the Events of Default described in Section 8.1.

    Borrower Lien: a Lien on Collateral granted by an End-User to Borrower, which Lien has been assigned by Borrower to Lender pursuant to an Assignment.

    Borrower's Obligations: (i) all liabilities, obligations and covenants imposed upon Borrower pursuant to the terms of the Loan Documents, and (ii) all costs of litigation, collection, reasonable attorneys' fees and other costs expended or incurred in connection with the enforcement of Lender's rights hereunder and with respect to the Contracts and the Facility Equipment.

    Business Day: any day other than (i) a Saturday (ii) Sunday or (iii) other day on which Lender is closed.

    Casualty: an event in which any item of Facility Equipment or any portion thereof is lost, damaged (and such damage cannot reasonably be repaired by Borrower or an End-User of such Facility Equipment within 60 days), destroyed, stolen, confiscated, requisitioned or condemned regardless of cause.

    Casualty Payments: all proceeds of the Collateral which arise out of any Casualty, including, without limitation, insurance claims, tort claims, or reimbursement payments with respect to claims for indemnity.

    Certificate of Acceptance: a certificate of delivery and acceptance executed by an End-User pursuant to a Contract with respect to Facility Equipment, substantially in the form included in Schedule 1.

    Closing: the execution by Borrower and Lender of the Loan Documents.

    Closing Certificate: a certificate in the form of Exhibit C executed by a Responsible Officer on behalf of Borrower.

    Closing Date: the date upon or as of which the Closing occurs.

    Collateral: the Property described in Section 3.2.

    Contract: (i) a lease of Eligible Equipment by and between Borrower, as lessor, and an End-User, as lessee, or (ii) a note and security agreement/conditional sale contract by and between Borrower, as secured party, and an End-User, as debtor.

    Contract Event of Default: the Event of Default described in Section 8.3.1.

    Contract Funding Request: a request for an Advance in the form of Exhibit D delivered by Borrower to Lender, with all attachments as specified therein.

    Contract Payment Letter: a letter in the form of Exhibit E.

    Contract Proceeds: funds received by Borrower with respect to any Facility or any Facility Equipment which is the subject of a Facility Contract.

    Default Rate: an annual rate equal to 5.00% plus the Facility Rate, as applicable.

    Default Rate Period: a period of time commencing on the date that the default first exists as identified by Lender in writing to Borrower, and ending on the date that the Borrower Event of Default is cured or waived.

    Disbursement Date: any date on or after the Closing Date upon which the proceeds of any Advance are disbursed.

    Eligible Contract: a Contract (i) as to which the applicable Facility Funding Amount will not exceed the sum of $250,000.00 nor be less than $25,000.00 without the prior written approval of Lender, and (ii) meets all of the requirements set forth in Section 5.9 and all subsections thereunder.

    Eligible End-User: an End-User (i) which is not in bankruptcy or receivership or subject to a reorganization proceeding of any kind or insolvent, (ii) which is not in default or breach under any of the terms of the applicable Contract, and (iii) which, Borrower has reasonably determined, is a financially responsible and creditworthy commercial or institutional entity (other than a Governmental Body).

    Eligible Equipment: gaming or other equipment (i) which is new or used, (ii) which is in good condition, repair and working order, (iii) which is insured in the manner provided in the applicable Contract, (iv) (A) which is owned by Borrower free and clear of all Liens except a Lender Lien, or (B) in which the End-User thereof has granted Borrower a security interest free and clear of all Liens except Permitted Liens, (v) which is located within the State of Nevada, (vi) which is subject to an Eligible Contract, and (vii) which is not subject to a software licensing agreement for its re-marketing.

    End-User: the end-user under a Contract.

    Equipment: equipment which has been approved by Lender, free and clear of all liens and encumbrances, together with all substitutions and replacements for such equipment and all accessories, attachments, parts, upgrades, features and peripheral equipment now or hereafter attached to or used in connection therewith.

    Estimated Residual: as reflected on the Amortization Schedule to each Promissory Note, Borrower's estimated value, as of the end of the related primary Contract term, of Facility Equipment.

    Event of Default: any Borrower Event of Default or Contract Event of Default.

    Evidence of Insurance: either (i) an original certificate of insurance. (ii) documentation sufficient to establish coverage under a previously approved policy of Borrower, or (iii) if approved in writing by Lender, evidence of self-insurance by an End-User under a Facility Contract.

    Facility: the Advances to be made by Lender to Borrower pursuant to Article II and Section 4.2.

    Facility Contract: an Eligible Contract which is subject to an Advance, along with all applicable related documentation.

    Facility Equipment: any Eligible Equipment which is the subject of a Facility Contract.

    Facility Funding Amount: with respect to each Facility Contract which is proposed to be made the subject of an Advance, the lesser of:

  (i)
  100% of the Acquisition Cost for each item of Facility Equipment, or

  (ii)
  the present value of the remaining payments, including the Estimated Residual, calculated using the implicit rate of the Eligible Contract.

    Facility Note: a full recourse promissory note in the form of Exhibit F executed by Borrower in favor of Lender in conjunction with each Advance.

    Facility Rate: with respect to each Advance interest shall accrue at a floating rate equal to Lender's announced Base Rate plus 1.25% (Lender's Base Rate as of the date of this Agreement is 6.75%); provided, however, that the Facility Rate shall never be less than 8.25% per annum.

    GAAP: generally accepted accounting principles as in effect from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

    Gaming Authorities: the governmental agencies and/or commissions having jurisdiction over Borrower in the various states in which Borrower does business.

    Gaming Laws: the statutes and regulations relating to gaming and the operation of Gaming Device Goods promulgated by the various states and Gaming Authorities in which Borrower does business.

    Gaming Device Goods: Equipment consisting of electronic and mechanical gaming devices with integral attachments.

    Good Funds: United States dollars available to Lender in Federal funds at or before 2:00 p.m. Las Vegas time on a Business Day.

    Governmental Body: any foreign, federal, state, municipal or other government or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

    Guaranty: the continuing guaranty to be executed and delivered by PDS Financial Corporation, substantially in the form of Exhibit J, as amended, supplemented or otherwise modified from time to time.

    Incipient Default: any event or condition which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

    Lease: any lease agreement or master lease agreement pertaining to Eligible Equipment between Borrower, as lessor and another Person, as lessee.

    Lender Lien: the Lien on the Collateral granted by Borrower to Lender pursuant to Article III of this Agreement.

    Lien: any mortgage, deed of trust, hypothecation, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement or any lease in the nature of any of the foregoing.

    Loan Documents: this Agreement, the Notes, the Guaranty, the Assignments, the Contract Funding Requests, the Closing Certificate, UCC financing statements, and all other documents, Instruments, and certificates executed by Borrower pursuant to this Agreement.

    Loan Repayment Amount: with respect to an Advance at any time, the aggregate unpaid principal of, and accrued interest (including any interest accrued at the Default Rate) computed in accordance with the Simple Interest Method on such Advance. "Simple Interest Method" as used herein is defined as the annual interest rate for an Advance computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

    Notes: the Facility Note executed in conjunction with each Advance.

    Permitted Liens: any of the following Liens: (i) the Lender Lien; (ii) any Borrower Lien; (iii) any Liens expressly subordinate to (i) and/or (ii) above; and (iv) Liens for taxes or assessments and similar charges, which either are (A) not delinquent or (B) being contested diligently and in good faith by appropriate proceedings, and as to which Borrower has set aside adequate reserves on its books.

    Person: any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization association, corporation, institution, entity, party or Governmental Body.

    Property: all types of real, personal, or mixed property and all types of tangible or intangible property.

    Residuals: all proceeds (net of refurbishment costs, if any) derived from the Equipment as a result of (i) extended or renewal Contract payments, (ii) exercised purchase options, and/or (iii) sale or lease of the Equipment to third parties.

    Responsible Officer: any of the Chairman, President, Treasurer, Secretary or Vice President of Borrower.

    UCC: the Nevada Uniform Commercial Code, NRS 104.1101 et seq.

    1.2 Time Periods. In this Agreement and the other Loan Documents, in the computation of periods of time from a specified date to a later specified date (i) the word "from" means "from and including," (ii) the words "to" and "until" each mean "to, but excluding" and (iii) the words "through," "end of" and "expiration" each mean "through and including." All references in this Agreement and the other Loan Documents to "month," "quarter" or "year" shall be deemed to refer to a calendar month, quarter or year.

    1.3 Accounting. Unless otherwise specified in this Agreement, all accounting terms used herein shall be construed, all accounting determinations hereunder shall be made, and all financial statements required to be delivered pursuant hereto shall be prepared in accordance with GAAP.

    1.4 References. All references in this Agreement to an "Article," "Section," "subsection," "subparagraph," "clause," "Schedule" or "Exhibit," unless otherwise indicated, shall be deemed to refer to an Article, Section, subsection, subparagraph, clause, Schedule or Exhibit, as applicable, of or to this Agreement.

    1.5 Lender's Discretion. Whenever the terms "satisfactory to," "determined by," "acceptable to," "shall elect," "shall request," or similar terms are used in this Agreement or any of the other Loan Documents to apply to Lender, except as otherwise specifically provided herein or therein, such terms shall mean satisfactory to, at the election of, determined by, acceptable to, or requested by, Lender, in its sole, but reasonable, discretion.

    1.6 Statements as to Knowledge. Any statements, representations or warranties which are based upon the best knowledge of Borrower shall be deemed to have been made after due inquiry with respect to the matter in question.

ARTICLE II

FACILITY AND PAYMENT/PREPAYMENT TERMS

    2.1 The Revolving Term Facility. The Facility is one or more full recourse Advances made by Lender from time to time to fund Eligible Contracts, subject to the provisions of Article II and Section 4.2. Notwithstanding anything contained herein to the contrary, the maximum amount outstanding at any one time shall not exceed One Million Dollars ($1,000,000.00). Notwithstanding anything contained herein to the contrary, the Facility, and Lender's obligation to make additional or future Advances shall terminate on a date one (1) year from the date of this Agreement, unless previously terminated in accordance with Paragraph 2.2 below.

    2.2 Voluntary Termination of Facility. Upon not less than thirty (30) days' prior written notice, either party may notify the other of its intention, for any reason or no reason, not to seek/provide any further financing hereunder; provided, however, that notwithstanding the foregoing, all of Borrower's Obligations shall survive any expiration or termination of this Agreement and/or the termination of any Facility Contract.

    2.3 Interest Rate, Computation. Each Advance shall be indicated by a Facility Note, which shall bear interest at the Facility Rate noted thereon, which shall be computed on the basis of a year consisting of 360 days and charged for the actual number of days during the period for which interest is being charged.

    2.4 Servicing and Payments. Borrower, at its sole cost and expense, shall be responsible for the billing and collecting of the payments due under any Contract(s). Borrower shall pay to Lender the amounts due under the related Facility Contracts by the 10th of the following month, whether or not such amounts have been remitted by the respective End-Users. All payments made pursuant to this subsection 2.4 shall be applied first, to accrued and unpaid interest then due Lender calculated at the Facility Rate through the last date of such immediately preceding month; second, to principal due Lender on the applicable Advances until paid in full;, and third, to any accrued and unpaid fees and expenses then owed by Borrower to Lender.. In the event Borrower fails to perform the foregoing billing and collecting duties in a manner satisfactory to Lender in its sole discretion, Lender may terminate Borrower's authorization under this subparagraph.

    2.5 Loan, Documentation and Attorney Fees. Upon the execution of this Agreement, Borrower shall pay to Lender a Loan fee of $5,000.00, a documentation fee of $250.00, and all reasonable fees and expenses incurred by Lender's legal counsel in connection with this transaction not to exceed $2,500. In addition, Borrower shall pay to Lender a documentation, processing and UCC Filing/Release fee of $135.00 for each Advance, which fee is due and payable at the time of funding such Advance.

    2.6 Prepayment.

      2.6.1 Voluntary Prepayment. Voluntary prepayment by Borrower of any Advances shall be permitted without penalty upon ten (10) days prior written notice to Lender.

      2.6.2 Mandatory Prepayment.

        2.6.2.1 Termination of Contract. If an End-User voluntarily terminates or fails to perform under a Facility Contract before its scheduled expiration, Borrower shall prepay the associated Advance within ten (10) Business Days of such termination or failure.

        2.6.2.2 Casualty. If any Equipment subject to an Advance is lost or damaged, and cannot be repaired or replaced with substantially similar Equipment by the first due date occurring not less than sixty (60) days after such loss or damage, Borrower shall prepay the associated Advance within ten (10) Business Days thereafter.

        2.6.2.3 Early Termination without End-User Buyout. If a Facility Contract is voluntarily terminated by an End-User prior to the scheduled expiration, without the exercise of a purchase option, Borrower shall prepay the associated Advance within thirty (30) days of such event.

        2.6.2.4 Upgrades and Additions. Borrower may agree with an End-User under a Facility Contract that the Equipment subject to such Contract shall be upgraded or that additional Eligible Equipment should be added, resulting in a new Facility Contract or replacement Facility Contract. If Borrower and such End-User amend such Facility Contract to increase the payments payable thereunder in consideration of such upgrade or addition, Borrower shall prepay the obligations relating to the Facility Contract. Borrower may request that Lender finance the amended Contract as a new Facility Contract, subject to the terms outlined herein.

    2.7 Late Charges; Default Rate. If any payment of principal or interest to be made by Borrower to Lender under the Facility becomes past due for a period of 10 days, Borrower shall pay to Lender on demand a late charge of five percent (5%) of the amount of such overdue payment. In addition, during a Default Rate Period, Borrower's Obligations pertaining to the Facility shall bear interest at the Default Rate.

    2.8 Payment after Borrower Event of Default. Upon the occurrence and during the continuation of a Borrower Event of Default, all Contract Proceeds pertaining to Facility Contracts and/or Facility Equipment shall be applied by Lender in such manner as Lender shall determine.

    2.9 Maximum Interest. Notwithstanding any provision to the contrary herein contained, Lender shall not collect a rate of interest on any obligation or liability due and owing by Borrower to Lender in excess of the maximum contract rate of interest permitted by applicable law. Lender and Borrower have agreed that all laws including the interest rate laws of the State of Nevada shall govern the relationship between them, but in the event of a final adjudication to the contrary, Borrower shall be obligated to pay to Lender such interest as then shall be permitted by the applicable laws of the State of Nevada. All interest found in excess of that rate of interest allowed and collected by Lender shall be applied to the Advances in such manner as to prevent the payment and collection of interest in excess of the rate permitted by applicable Nevada law.

    2.10 Method of Payment; Good Funds. All payments which are to be made by Borrower to Lender pursuant to the Loan Documents shall be made by wire transfer to Sun West Bank, ABA #122402010, and reference the applicable note number as designated by Lender. Payment shall not be deemed to be received until Lender is in receipt of Good Funds.

ARTICLE III

NOTES: SECURITY INTEREST

    3.1 Notes. Borrower's Obligations described in clause (i) of the definition of such term shall be evidenced by the Notes.

    3.2 Grant of Security Interest. As security for the payment and performance of Borrower's Obligations, Borrower hereby grants to Lender, subject to all mandatory provisions of law, including without limitation, the Gaming Laws, a Lien in the following described collateral (the "Collateral"), such Lien to be superior and prior to all other Liens other than Permitted Liens:

      (a) Facility Equipment. All of Borrower's right, title and interest (including any residual interest) in and to the Facility Equipment, whatever its condition, insured status, lien status, location, or relationship to an Eligible Contract.

      (b) The Contracts. All chattel paper and Contracts pertaining to any Facility Equipment, including, without limitation, all of Borrower's right, title and interest in, to and under each Facility Contract relating to each item of Facility Equipment and the right to receive all payments thereunder.

      (c) Books and Records. All of the books and records of Borrower pertaining to the Property described in subparagraphs (a) and (b) above.

      (d) Proceeds. All attachments, additions, accessions, upgrades, accessories and replacements pertaining to the items described in subparagraphs (a) through (c) above, as applicable, including all cash and non-cash proceeds (including Casualty Payments and other insurance proceeds) pertaining thereto.

    Lender shall not be required to look to the Collateral for the payment of Borrower's Obligations, but may proceed against Borrower in such manner as Lender deems desirable. All of the Collateral assigned to Lender hereunder shall secure the payment and performance of all of Borrower's Obligations, and whether now existing or in the future, and wherever located; provided, however, that upon the payment and performance in full of all of Borrower's Obligations with respect to a Facility Contract, the Loan Documents applicable to such Facility Contract and such Facility Equipment shall automatically terminate. Lender shall execute and deliver to Borrower such UCC termination statements and other instruments as may be necessary to release the applicable Lender Lien(s) in the related Collateral, and shall return all items of chattel paper to Borrower with respect thereto.

ARTICLE IV

CONDITIONS OF CLOSING; ADVANCES

    4.1 Conditions of Closing. The Closing shall not take place unless all of the conditions set forth in this Section 4.1 have been satisfied in a manner, form and substance satisfactory to Lender:

      4.1.1 Representations and Warranties. On the Closing Date, the representations and warranties of Borrower set forth in the Loan Documents shall be true and correct in all material respects.

      4.1.2 Delivery. The following shall have been delivered to Lender, each duly authorized and executed:

        (a) the Agreement with all Exhibits and Schedules, the Guaranty; and the Closing Certificate;

        (b) a certificate of the Secretary or an Assistant Secretary of Borrower in the form of Exhibit G, with all attachments noted therein;

        (c) a certified copy of the forms of Contract used by Borrower, to be attached to the Agreement as Schedule 1;

        (d) such additional instruments, documents, certificates, consents, financing statements, waivers and opinions as Lender reasonably may request.

      4.1.3 Security Interests. All UCC financing statements, including UCC-l(s) naming Borrower as debtor and Lender as secured party to be filed where applicable, using the collateral description substantially in the form attached hereto as Exhibit B, shall have been filed and confirmation thereof received by Lender.

      4.1.4 Opinion of Counsel. Lender shall have received from a legal counsel satisfactory to both Borrower and Lender, an opinion dated the Closing Date, addressed to Lender in the form of Exhibit H.

      4.1.5 Performance; No Default. Borrower shall have performed and complied with all agreements and conditions contained in the Loan Documents to be performed by or complied with prior to or at the Closing Date.

      4.1.6 Approval of Loan Documents and Security Interests. The approval and/or consent shall have been obtained from all Governmental Bodies and all other Persons whose approval or consent is necessary or required to enable Borrower to (i) enter into and perform its obligations under the Loan Documents, (ii) grant to Lender the Lender Lien and (iii) consummate the Advances.

      4.1.7 Material Adverse Change. Since the issuance of Borrower's most recent fiscal year-end financial statements, no event shall have occurred which has a material adverse effect on (i) the financial condition, Property, business, operations, ownership, structure, prospects or profits of Borrower, (ii) the ability of Borrower to perform its obligations under the Loan Documents, or (iii) the Collateral.

    4.2 Procedures for and Conditions to Advances

      4.2.1 DISCRETIONARY BORROWING/LENDING. NOTWITHSTANDING THE OTHER PROVISIONS OF THIS AGREEMENT, ADVANCES SHALL BE MADE ONLY WHEN BOTH (I) BORROWER, IN ITS SOLE DISCRETION, DESIRES TO BORROW MONEY FROM LENDER AND (II) LENDER, IN ITS SOLE DISCRETION, DESIRES TO LOAN MONEY TO BORROWER; IT BEING AGREED THAT THIS AGREEMENT SHALL NOT BE CONSTRUED AS IMPOSING ANY DUTY ON BORROWER TO BORROW FROM LENDER NOR ANY DUTY ON LENDER TO LOAN TO BORROWER. IN CONSTRUING THE PURPOSE AND INTENT OF THIS AGREEMENT, THIS SECTION 4.2.1 SHALL TAKE PRECEDENCE OVER ALL OTHER PROVISIONS.

      4.2.2 Procedure for Advance(s). Subject to the satisfaction of the terms and conditions set forth in this Section 4.2, on or after the Closing Date, Borrower may request Lender to disburse the proceeds of any Advance as set forth by Borrower in the related Contract Funding Request. The Contract Funding Request shall specify: (A) the date such Advance is to be made, which shall be a Business Day not less than 5 Business Days after the delivery to Lender of such Contract

  Funding Request, and (B) the amount of Advance, which shall not exceed the applicable Facility Funding Amount. Lender shall not be obligated to consider making any Advance (i) if an Incipient Default or Event of Default exists or will occur if the requested Advance is made or (ii) with respect to any Contact which Lender determines is not an Eligible Contract or for an End-User which Lender determines is not an Eligible End-User.

      4.2.3 Conditions of Advances. Lender shall not be obligated to consider making any Advance(s) on or after the Closing Date unless all of the conditions set forth in this Section 4.2 have been satisfied in a manner, form and substance satisfactory to Lender, including the following:

        4.2.3.1 Representations and Warranties. On the date of such Advance, the representations and warranties of Borrower set forth in the Loan Documents shall be true and correct in all material respects.

        4.2.3.2 Delivery of Documents. In addition to the documents previously delivered to Lender pursuant to Section 4.1, the following shall have been delivered to Lender, each duly authorized and executed:

          (a) the Contract Funding Requests for the Advances to be made, with all attachments noted therein:

          (b) such additional instruments, documents, certificates, consents, financing statements, waivers and opinions as Lender reasonably may request, including any opinions of outside counsel required under Section 4.1.4 not previously received by Lender.

        4.2.3.3 Security Interests. All UCC financing statements, including, but not limited to:

          (a) in the case of Facility Contracts under which Borrower is the owner of the Equipment, UCC-l(s) naming Borrower as debtor, and Lender as secured party, to be filed with the Secretary of State's office where the Equipment is located and with the Secretary of State in which Borrower maintains its principal place of business.

          (b) UCC-l(s) naming End-User as debtor or lessee, and Borrower as secured party or lessor, to be filed in the state(s) where the Equipment is located.

          (c) In the event that Lender has not been named as assignee on the UCC-l(s) referred to in subsection 4.2.3.3(b), UCC- 2(s), as required, naming Lender as assignee shall be filed in the jurisdiction(s) where the UCC-1(s) referred to in subsection 4.2.3.3(b) are filed, and

          (d) all other filings and actions necessary to perfect and maintain the Lender Lien as a valid and perfected Lien in the Collateral shall have been flied and confirmation thereof received by Lender.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

    Borrower hereby represents and warrants to Lender as follows:

    5.1 Organization, Power, Authority, etc. Borrower (i) is duly organized, validly existing and in good standing under the laws of the State of Nevada, (ii) is qualified to do business in every jurisdiction in which the character of the Property owned or leased by it or the business conducted by it makes such qualification necessary and the failure to so qualify would permanently preclude Borrower from enforcing its rights with respect to any Facility Contract or Facility Equipment or would expose Borrower to any material loss or liability, (iii) has the power and authority to carry on its business, (iv) has the power and authority to execute and perform this Agreement and the other Loan Documents, and (v) has duly authorized the execution, delivery and performance of this Agreement and the other Loan Documents.

    5.2 Validity, etc., of Loan Documents. This Agreement and the other Loan Documents constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles (whether or not any action to enforce such document is brought at law or in equity). The execution, delivery and performance of the Loan Documents by Borrower (i) has not violated and will not violate any provision of law, any order of any Governmental Body, or the Certificate of Incorporation or Bylaws of Borrower (or the equivalent of the foregoing if Borrower is not a corporation), or any indenture, agreement or other instrument to which Borrower is a party, (ii) is not in conflict with, will not result in a breach of or, with the giving of notice, or the passage of time, or both, will not constitute a default under any such indenture, agreement or other instrument, and (iii) will not result in the creation or imposition of any Lien of any nature whatsoever upon any of the Property of Borrower, for Permitted Liens.

    5.3 Other Agreements. Borrower is not a party to any agreement or instrument materially adversely affecting its present or proposed business, properties, or assets, and Borrower is not in default in the performance, observance or fulfillment of any material obligation, covenant or condition set forth in any agreement or instrument to which it is a party, which default would have a material adverse effect on the ability of Borrower to consummate any of the transactions contemplated by the Loan Documents or to perform any of its obligations under any of the Loan Documents.

    5.4 Principal Place of Business. The principal place of business of Borrower and its chief executive office are at 6171 McLeod Drive, Las Vegas, Nevada 89120. Borrower has not done business under any name other than PDS Financial Corporation—Nevada.

    5.5 Priority. The Lender Lien is subject to no prior Liens other than Permitted Liens, and all Borrower Liens have been or will be assigned to Lender pursuant to an Assignment.

    5.6 Financial Statements. Borrower has delivered to Lender the financial statements described on Schedule 2. Such financial statements present fairly the financial condition and results of operations of Borrower as of the dates and for the periods indicated therein. All of the foregoing financial statements, except as otherwise indicated therein, have been prepared in accordance with GAAP.

    5.7 Litigation. Except as set forth in Schedule 3, there are no actions, suits, arbitrations, proceedings or claims (whether or not purportedly on behalf of Borrower) pending or to the best knowledge of Borrower, threatened, against Borrower or maintained by Borrower, at law or in equity or before any Governmental Body which, if adversely determined, would have a material adverse effect on the ability of Borrower to consummate any of the transactions contemplated by the Loan Documents or perform any of its obligations under any of the Loan Documents.

    5.8 Necessary Property. Borrower has all necessary rights in its Property (including all patents or trademarks) which are necessary to conduct the business of Borrower as now conducted.

    5.9 Validity and Enforceability of Contracts. At the time a Contract is assigned to Lender (and thereupon becomes a Facility Contract) and, unless expressly limited to that point in time, at all future times with respect to each of the Facility Contracts, all rights assigned as part of the Facility Contracts, including without limitation all Facility Equipment covered thereby:

      (i)  Any material modifications of a Contract from the form approved by Lender, as attached to this Agreement as part of Schedule 1, are identified in the related Contract Funding Request; all Contracts have been originated by Borrower as either lessor or secured party; all Contracts arise from a bona fide non-cancelable contract for Eligible Equipment with an Eligible End-User for an Approved Contract Term; and all Equipment described in the Contracts is in all respects in accord with the requirements of the Contracts and has been delivered to and unqualifiedly accepted by the End-User thereunder; unless specifically agreed to by Lender in writing, none of the Equipment, after delivery and acceptance by the End-User, is a fixture under the applicable laws of any state where such Equipment is or may be located nor is located outside the United States;

      (ii) All Contracts and related Equipment comply with all applicable laws and regulations, including, without limitation, interest/usury, truth-in-lending and disclosure laws; all Contracts are genuine, valid, binding and enforceable in accordance with their terms, accurately describe the related Equipment and the Payments due under the Contracts, and are in all respects what they purport to be; all Contracts, the related Equipment and all proceeds thereof are not subject to any lien, claim or security interest except the interest of the End-User, which shall be assigned to Lender contemporaneously herewith, and Permitted Liens; and all Contracts, and related rights, agreements, documents and instruments are assignable to Lender without consent of any person, including without limitation, any End-User or any Governmental Body or agency and no such assignment will delegate, create or impose any duty, obligation or liability on Lender;

      (iii) At the time of Borrower's assignment of the Contracts, subject to compliance with all mandatory provisions of law, including without limitation, the Gaming Laws, Borrower has (A) good title to all of the Contracts, including the right to receive the payments due thereunder, (B) either good title to or a first, prior and perfected lien in all related Equipment; (B) all legal power, right and authority to sell the Contracts and grant the security interest described herein to Lender; (C) not sold, transferred, encumbered, assigned or pledged any part of the Contracts or related Equipment to any other Person; and (D) paid in full all vendors of the Equipment subject to the Contracts, or will agree to have Lender pay such vendors with the proceeds of the applicable Advance;

      (iv) All counterparts of all Contracts have been clearly marked to indicate that only one thereof is the "Original" and assignable, and such "Original" shall be delivered to Lender at the time of Borrower's assignment of the Contract;

      (v) Except for any master leases, ACH forms, or Secretary Certificates copies of which have been provided to Lender, Borrower has provided Lender with an original of all material agreements entered into in connection with the Contracts, and the Equipment related to the Contracts; the Contract constitutes the entire agreement and there are no oral representations, warranties or agreements related thereto; the Contracts employ substantially standard pricing and documentation (including, without limitation, provisions concerning payment terms, assignment maintenance, termination, renewal insurance and stipulated loss provisions); the Contracts contain no purchase option to or for the End-User which has not been disclosed in writing to Lender;

      (vi) Each party to each Contract has all the legal capacity, power and right required for it to enter into such Contract and any supplemental agreements, and to perform its obligations thereunder; all such actions have received all corporate or governmental authorization required by any applicable charter, by-law constitution, law, rule or regulation;

      (vii) None of the following existed at the time of Borrower's assignment to Lender of the Contracts: (i) any payment owing with respect to any Contract is past due more than ten (10) days, (ii) any End-User is otherwise in default under a Contract or (iii) any End-User has canceled or terminated or given notice of or attempted to cancel or terminate any Contract;

      (viii) There exist no setoffs, abatements, recoupments, claims, counterclaims or defenses on the part of any End-User under the Contracts to any claims against or obligations of any End-User thereunder, nor do the Contracts by their terms give rise to any such right of setoff, abatement, recoupment, claims, counterclaims or defenses against Borrower or assignee of Borrower;

      (ix) Borrower has not done anything that might impair the value of the Contracts or any Equipment covered by the Contracts;

      (x) All sales, gross receipts, property or other taxes, assessments, fines, fees and other liabilities relating to the Contracts, the related Equipment, or the proceeds thereof have been paid when due and all filings in respect of any such taxes, assessments, fines, fees and other liabilities have been timely made;

      (xi) Borrower is not in default which has continued beyond any applicable grace periods or cure rights of any of its obligations under the Contracts, including without limitation, any obligation to repair, maintain or replace any Equipment or to provide service as provided in the Contracts;

      (xii) The Contracts have not been altered, modified, changed or amended except as such alterations, modifications, changes or amendments are set forth in writing and provided to Lender prior to Borrower's assignment of the Contracts; nor will Borrower agree to any alterations, modifications, changes or amendments after Borrower's assignment without Lender's prior written consent;

      (xiii) At the time of Borrower's assignment of the Contracts, no amounts have been prepaid on the Contracts except advance payments which are required by the express written terms of the Contracts;

      (xiv) Borrower has not withheld any information or material facts in connection with any Contracts or Equipment which would make any information furnished to Lender misleading and Borrower has no knowledge of any Contract Event of Default or of any fact which may impair the validity, value or enforceability of any Contract or Equipment;

      (xv) To the best of Borrower's knowledge, all information provided to Lender by Borrower with respect to any End-User is true and correct in all material respects;

      (xvi) All Equipment covered by the Contract (A) is in good condition and repair and suitable for the purposes for which it is intended; (B) is covered by comprehensive physical damage insurance for the full insurable value thereof, unless otherwise mutually agreed to by Borrower and Lender, and, if applicable, general public liability coverage. Borrower, its assigns and/or collateral assigns, specifically including Lender, have been named as "Loss Payee" and, if applicable, as "Additional Insured" on any policies procured by the End-User. Said insurance is in full force and effect, and has not lapsed or been cancelled by the End-User or the respective insurers;

      (xvii) The Contract will not be canceled or terminated or attempted to be canceled or terminated prior to the full term indicated for such Contract;

      (xviii) Borrower has not breached any representation, warranty or guarantee under the Contract or any agreement document or instrument related thereto;

      (xix) Upon recording financing statements with respect to the Contracts and the related Equipment and Lender's possession of the original chattel paper with respect thereto, Lender's security interest therein shall be perfected and shall have priority over all other liens, claims, rights of other persons and security interests with respect thereto; and

      (xx) Borrower has not filed any UCC-1 or other document in the public records against any End-User or End-User guarantor concerning any proposed Facility Contract or Equipment except those which have been disclosed and either assigned or subordinated to Lender's interest in the Facility Contracts and the related Equipment and Proceeds, and there are no other UCC-1's or other public record filings concerning any part of any Facility Contracts or Equipment whether executed by or in favor of Borrower.

ARTICLE VI

AFFIRMATIVE COVENANTS

    Borrower covenants and agrees with Lender as follows:

    6.1 Payment of Borrower's Obligations. Borrower shall pay and perform all of Borrower's Obligations as and when the same become due, payable and/or performable, as applicable.

    6.2 Preservation of Existence. Borrower shall maintain its existence and rights in full force and effect to the extent necessary to perform its obligations under the Loan Documents.

    6.3 Legal Requirements. Borrower (i) promptly and faithfully shall comply with, conform to and obey all applicable present and future laws, ordinances, rules, regulations and other requirements that could materially adversely affect the conduct of its operations, including, but not limited to, maintain its gaming licenses in the States where it is currently operating its business, and (ii) shall use or cause the portion of the Collateral consisting of Facility Equipment to be used in a manner and for the use contemplated by the manufacturer thereof, and in material compliance with all laws, rules and regulations of every Governmental Body having jurisdiction over such Facility Equipment.

    6.4 Financial Covenants, Statements and Other Reports.

      6.4.1 Financial Statements and Other Reports. Borrower shall maintain full and complete books of account and other records reflecting the results of Borrower's operations, all in accordance with GAAP, and shall furnish or cause to be furnished to Lender the following:

        (a) within 30 days after the end of each month: (i) a delinquency report in the form attached hereto as Exhibit I, (ii) a report setting forth leasing, remarketing activities and insurance settlements with respect to Facility Equipment, and (iii) a report identifying the Facility Contracts which terminated during the previous thirty (30) days. All reports shall be certified by a Responsible Officer.

        (b) Within 90 days after Borrower's fiscal year end, an audited financial statement;

        (c) Within 30 days of each quarter, Borrower's updated financial statement.

      6.4.2 Financial Covenants. Borrower shall maintain the same measures of financial performance and condition as detailed for other lenders with whom Borrower has a committed lending arrangement in an aggregate amount in excess of $1,000,000 (the "Financial Performance and Conditions"). Borrower acknowledges and agrees that any default in the covenants set forth in any agreement executed by Borrower in connection with a committed lending arrangement with any other lender shall constitute a Borrower Event of Default hereunder, entitling Lender to avail itself of any and all remedies set forth in this Agreement, and any other documents or instruments executed in connection herewith.

    6.5 Removal of Facility Equipment. Promptly after a Responsible Officer learns that any Facility Equipment has been moved by a End-User from one location to another, Borrower will inform Lender or will cause such End-User to inform Lender of such move and will execute such additional financing statements as Lender reasonably may request.

    6.6 Damage to Equipment. Promptly after a Responsible Officer learns that any Facility Equipment is damaged, and if such Facility' Equipment can be repaired in accordance with the terms of the applicable Facility Contract so as to restore the same to good and working order, Borrower shall cause such repairs to be made in accordance with the terms of such Facility Contract.

    6.7 Books and Records; Inspections.

      6.7.1 Books and Records. Borrower shall keep and maintain, or cause to be kept and maintained, complete and accurate books and records and make all necessary entries therein to reflect the transactions contemplated hereby and all payments, credits, adjustments and calculations relative thereto.

      6.7.2 Inspections/Audits. Upon reasonable prior notice, Lender shall have full and complete access to the books and records of Borrower pertaining to the Collateral. In addition, from time to time, but not more often than twice each year (and upon the occurrence and during the continuation of a Borrower Event of Default as often as Lender in its sole discretion deems necessary in order to monitor the business activities of Borrower), representatives of Lender shall have the right to conduct an audit of the books and records of Borrower. Borrower shall pay to Lender on demand the actual, reasonable, out-of-pocket travel expenses incurred by Lender for any employee of Lender who may conduct or assist in conducting any such audit.

    6.8 Maintenance. Borrower, pursuant to the applicable Facility Contracts shall cause all Facility Equipment to be maintained and serviced so as to keep such Facility Equipment in good operating condition, ordinary wear and tear from normal use excepted.

    6.9 Notice of Defaults; Change in Business and Adverse Events. Borrower, immediately after any Responsible Officer becomes aware thereof, shall give Lender written notice of the occurrence of (i) any Event of Default or any Incipient Default, accompanied by a statement of such Responsible Officer setting forth what action Borrower proposes to take in respect thereof, (ii) any change in the (A) executive officers or key employees of Borrower, or (B) location of the chief place of business of Borrower or any sale or purchase outside the regular course of business of Borrower, (iii) any event which may have a material adverse effect on the (A) enforceability of the Lender Lien or (B) ability of Borrower to perform any of its obligations under any of the Loan Documents, (iv) any material default in payment or performance by Borrower or any End-User under any Facility Contract or (v) any material damage to or irreparable malfunction of any Facility Equipment.

    6.10  Insurance/Maintenance. All Facility Equipment shall be covered by comprehensive physical damage insurance for the full insurable value thereof unless otherwise mutually agreed to by Borrower and Lender, and general public liability, coverage, and Borrower and/or its assigns, including collateral assigns, shall be named and continue to be named as "Loss Payee" and "Additional Insured" as its interests may appear. Said insurance shall continue to be in full force and effect, and shall not lapse or be cancelled by the End-Users. Borrower, pursuant to the applicable Facility Contract, will cause the End-User under each Facility Contract to maintain all Facility Equipment in accordance with the terms of all insurance policies which are or may be in effect with respect thereto so as not to alter or impair any of the benefits or coverage to which Borrower or the applicable End-User is entitled under any such insurance policies.

    6.11  Taxes. Borrower shall pay or, pursuant to each Contract, shall cause the End-User thereunder to pay promptly when due all taxes, levies, and governmental charges upon or relating to Facility Equipment for which Borrower or the applicable End-User is or may be liable.

    6.12  Contracts. With respect to each of the Contracts, Borrower shall: (i) perform all acts necessary to preserve the validity and enforceability of each such Contract; (ii) take all actions reasonably necessary to assist Lender in collecting when due all amounts owing to Borrower with respect to each such Contract; (iii) at all times keep accurate and complete records of performance by Borrower and the End-User under each such Contract; and (iv) upon request of Lender verify with the End-User under each Facility Contract the payments due to Borrower under such Facility Contract except that (A) prior to the occurrence of a Borrower Event of Default or Incipient Default such requests shall not occur any more frequently than once each year and (B) after the occurrence and during the continuation of an Incipient Default or a Borrower Event of Default such requests may occur as often as Lender shall require.

ARTICLE VII

NEGATIVE COVENANTS

    Until Borrower's Obligations are paid and performed in full, Borrower shall not:

    7.1 Liens. Create or incur or suffer to exist any Lien on the Collateral other than Permitted Liens.

    7.2 Borrowing. Create, incur, assume or suffer to exist any indebtedness which is secured by Liens on the Collateral other than the Advances or Permitted Liens.

    7.3 Modifications of Facility Contracts. Without the prior, written consent of Lender; amend, supplement, modify, compromise or waive any of the terms of any Facility Contract if the effect of such amendment, supplement, modification, compromise or waiver is to (A) reduce or waive the amount of any payment thereunder, (B) extend the term thereof or (C) waive any provisions thereof with respect to taxes, insurance or maintenance.

    7.4 Maintenance of Perfected Lender Lien. Change the location of its chief executive office or principal place of business, except if Borrower has (i) given Lender at least 30 days prior written notice thereof and (ii) caused to be filed all UCC financing statements which in the opinion of Lender are necessary or advisable to maintain the perfection of the applicable Lender Lien.

    7.5 Merger and Acquisition. Without the prior, written consent of Lender, which consent will not be unreasonably withheld or delayed, consolidate with or merge into any Person, or acquire all or substantially all of the stock or Property of any Person, which would have a material adverse effect on Borrower's ability to repay this loan as determined by Lender.

    7.7 Sale or Transfer of Assets. Sell, lease, assign, exchange, transfer or otherwise dispose of any Property except (i) dispositions of Property (other than Equipment), which is not necessary to the continued operation of the business of Borrower, (ii) disposition of the real estate now owned or hereafter acquired by Borrower, provided no Incipient Default or Event of Default is in existence or will occur as a result of the consummation of any such sale, (iii) the leasing of real property, (iv) dispositions of Property in the ordinary course of Borrowers business, or (v) disposition of any obsolete or unusable Property, provided that if such Property is necessary to the continued operation of the business of Borrower, such Property promptly is replaced with Property of like function and value to such Property when the same was not obsolete or unusable, as applicable, which would have a material adverse effect on Borrower's ability to repay this loan as determined by Lender.

    7.8 Delinquency Covenant. Allow Facility Contract Total Delinquency to be greater than twelve percent (12%) of the Aggregate Portfolio Outstandings, i.e. at the end of any calendar month, the total outstanding balances to Borrower of all Facility Contracts that have outstanding payments 30 days or more past due, divided by the total outstanding balances on all Facility Contracts.

    7.9 Transactions with Affiliates. Except for (i) transactions in the normal course of business, which transactions comply with the provisions of clauses (y) and (z) of this Section 7.9, and (ii) purchases of Equipment from PDS Gaming Corporation, which purchases shall comply with the provisions of clauses (y) and (z) of this Section 7.9, Borrower shall not sell, lease, assign, transfer or otherwise dispose of any Property to any Affiliate or lease Property, render or receive services or purchase assets from any Affiliate, except with the prior written consent of Lender, which consent shall not unreasonably be withheld or delayed, and except that Borrower may enter into any such transaction with any such Affiliate in the ordinary course of business if (y) the monetary or business consideration arising therefrom would be substantially as advantageous to Borrower as the monetary or business consideration which could be obtained by Borrower in a comparable arm's-length transaction with a Person which is not an Affiliate and (z) no other provision of this Agreement would be violated as a result thereof.

ARTICLE VIII

BORROWER AND CONTRACT EVENTS OF DEFAULT—DEFINITIONS AND REMEDIES

    8.1 Borrower Events of Default—Definition. The occurrence of any of the following shall constitute a Borrower Event of Default hereunder:

      (a) Default in Payment. (i) If Borrower shall fail to remit to Lender when due any payment that Borrower is required to make hereunder when and as the same shall become due and payable, and such failure shall continue for a period of 10 days after such payment becomes due; and (ii) if at any time during the term of a Facility Note the scheduled payment amount due from the End-User under the respective Contract is less than the payment amount due from the Borrower under the Facility Note.

      (b) Breach of Representation or Warranty. If any representation made by Borrower to Lender in any Loan Document or in any report, certificate, opinion, financial statement (other than those financial statements provided by and pertaining to any End-User) or other document or statement furnished pursuant thereto shall be false or misleading in any material respect when made, or any warranty given by Borrower shall be breached by Borrower, unless (i) the fact, circumstance or condition is made true within ten (10) Business Days after notice thereof is given to Borrower by Lender, and (ii) in Lender's judgment, such cure removes any adverse effect on Lender.

      (c) Breach of Covenant. If Borrower shall fail to duly observe or perform any covenant condition or agreement set forth in Articles VI or VII of the Agreement on its part to be performed or observed for ten (10) Business Days after a Responsible Officer has knowledge thereof.

      (d) Bankruptcy, Receivership, Insolvency, etc.

        (i)  If Borrower or Guarantor shall (A) apply for or consent to the appointment of a receiver, trustee or liquidator for it or any of its Property, (B) be unable to pay its debts as they mature, (C) make a general assignment for the benefit of creditors, (D) be adjudicated a bankrupt or insolvent or (E) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt dissolution or liquidation law or statute, or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if action shall be taken by Borrower or Guarantor for the purpose of effecting any of the foregoing, or

        (ii) If any Governmental Body of competent jurisdiction shall enter an order appointing, without consent of Borrower or Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to Borrower or Guarantor, or with respect to any substantial part of the Property belonging to Borrower or Guarantor, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of' Borrower or Guarantor, or if any petition for any such relief shall be filed against Borrower or Guarantor, and such petition shall not be dismissed within 45 days.

      (e) Non-Payment of Other Indebtedness. Default by Borrower or Guarantor (other than in payment of Borrower's Obligations) in the (i) payment when due (subject to any applicable grace period or cure period), whether by acceleration or otherwise, of any indebtedness, where the amount thereof is in excess of $500,000 or (ii) performance or observance of any obligation or condition with respect to any indebtedness of Borrower or Guarantor, where the amount of such indebtedness is in excess of $500,000 (other than in payment of Borrower's Obligations) if the effect of such default is to accelerate the maturity of any such indebtedness or to permit the holder thereof to cause such indebtedness to become due and payable prior to its expressed maturity.

      (f)  Other Material Obligations. Default in the payment when due, or in the performance or observance of any material obligation of, or condition agreed to by, Borrower or Guarantor with respect to any purchase or lease of goods or services, where (i) the amount with respect to any such purchase or lease of goods or services is in excess of $500,000 and (ii) any grace period or cure period with respect to any such payment performance or observance has lapsed (except such default in payment performance or observance shall not be deemed to constitute a default hereunder if the existence of any such default is being contested by Borrower or Guarantor in good faith and by appropriate proceedings diligently pursued).

      (g) Guaranty/Guarantor. If a Default or an Event of Default shall occur under the Guaranty.

      In any such event in addition to Lender's other remedies under this Agreement, Lender may, by notice to Borrower, Immediately cease making further Advances.

    8.2 Borrower Events of Default—Remedies. If a Borrower Event of Default shall have occurred, and has not been cured by Borrower (or by Lender, at its option) within an applicable cure period, or a Material Adverse Change occurs of the type set forth in Section 4.1.7 (i) or (ii), then Lender shall have the right to do any or all of the following:

      (a) If Lender has not already done so pursuant to Section 2.4, complete and deliver to the End-Users the Contract Payment Letters to commence direct billing and collection with respect to the Facility Contracts, and deduct from such receipts and remittances a fee equal to five percent (5%) of the aggregate monthly receipts ("Administration Fee") from the payment on the Facility Contracts as compensation for the additional administrative burden;

      (b) (i) exercise of any of Borrower's rights under any of the Facility Contracts, or (ii) by written notice, require Borrower to exercise on behalf of Lender as secured party under this Agreement any and all of the rights available to Borrower under any Facility Contract to the extent not already exercised by Borrower, whereupon Borrower shall immediately take all requested action;

      (c) proceed against Borrower and/or Guarantor for all rights and remedies Lender may have in law or in equity under the Loan Documents;

      (d) declare the entire amount of Borrower's Obligations and Administration Fee due and payable immediately, and exercise in respect of the Facility Equipment all the rights and remedies of a secured party upon default under the UCC, including, at any reasonable time, to enter Borrower's premises and take physical possession of any master leases to which the related Facility Contracts pertain.

    Provided the End User is not in default under a Facility Contract, Lender shall not take any action or exercise any right that would disturb any End-User's full and quiet enjoyment of all of such End-User's rights under that Facility Contract. Lender will give Borrower reasonable notice of the time and place of any public sale of any Collateral or of the time after which any public or private sale of such Collateral or any other intended disposition thereof is to be made. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is delivered at least ten (10) days before, or mailed, postage prepaid, to Borrower, at least twenty (20) days before the time of such sale or disposition.

    All actual costs and expenses incurred by Lender in connection with the enforcement and/or exercise of any of its rights or remedies (including, without limitation, reasonable attorneys fees) hereunder shall (i) be payable by Borrower to Lender immediately upon demand, (ii) constitute a portion of Borrower's Obligations and (iii) be secured by the Lender Lien.

    8.3 Contract Events of Default.

      8.3.1 Definition. The occurrence of a default by any End-User pursuant to the terms of a Facility Contract which default entitles Borrower to accelerate or terminate such Facility Contract or to repossess the related Facility Equipment shall constitute a Contract Event of Default.

      8.3.2 Acceleration. Upon the occurrence of a Contract Event of Default, Borrower, at any time (unless such Contract Event of Default shall have been cured), at its option, by notice to End-User, may terminate such Facility Contract and accelerate all payments due thereunder.

      8.3.3 Contract Event of Default—Remedies. Upon the occurrence of a Contract Event of Default, Borrower shall, if known to Borrower, immediately deliver to Lender written notice thereof which notice shall identify the Facility Contract which is in default and the applicable Advance, and describe the nature of such default and the actions Borrower proposes to undertake with respect to such default. If any payment(s) under a Facility Contract becomes 120 calendar days past due, whether or not such payment(s) have been cured by Borrower, then Borrower shall prepay in full the unpaid portion of the Advance pertaining to such Facility Contract.

      Lender, with respect to the Facility Equipment subject to such Facility Contract, shall have and may exercise against Borrower all the rights and remedies of a secured party under the Nevada UCC and/or the UCC applicable to the location of the related Facility Equipment, and any other applicable laws, subject to all mandatory provisions of law, including without limitation, the Gaming Laws. Lender will give Borrower reasonable notice of the time and place of any public sale of any Collateral or of the time after which any public or private sale of such Collateral or any other intended disposition thereof is to be made. Furthermore:

        (i)  Lender only shall be entitled to exercise the rights and remedies set forth in this Section 8.3.3 with respect to the Facility Contract, the End-User and the Facility Equipment which are the subject of such Contract Event of Default, unless a Borrower Event of Default also exists with respect to said Facility Contract.

        (ii) upon payment and performance in full of all of Borrower's Obligations pertaining to the Facility Contract which is the subject of such Contract Event of Default, both (A) the Contract Event of Default with respect to such Facility Contract, and (B) any related Borrower Event of Default shall be deemed to be cured.

    8.4 Power of Attorney. In order to permit Lender to exercise the rights and remedies set forth herein, Borrower hereby irrevocably appoints Lender as its attorney-in-fact and agent with full power of substitution, in the name of Lender or in the name of Borrower, to perform any of the following acts upon the occurrence of a Borrower Event of Default, subject to all mandatory provisions of law, including without limitation, the Gaming Laws: (i) receive, open and examine all mail addressed to Borrower and retain any such mail relating to the Collateral and return to Borrower only that mail which is not so related; (ii) endorse the name of Borrower on any checks or other instruments or evidences of payment or other documents, drafts, or instruments arising in connection with or pertaining to the Collateral, to the extent that any such items come into the possession of Lender; (iii) compromise, prosecute or defend any action, claim, or proceeding concerning the Collateral; (iv) perform any and all acts which Borrower is obligated to perform under the Loan Documents; (v) exercise such rights as Borrower might exercise with respect to the Collateral, including, without limitation, the leasing or other utilization thereof and the collection of any such rents or other payments applicable thereto; (vi) give notice of the existence of the Lender's Lien, including, without limitation, notification to End-Users and/or other account debtors of the existence of such Lender's Lien with respect to the rents and other payments due to Borrower relative to the Collateral; or (vii) execute in Borrower's name and file any notices, financing statements and other documents or instruments Lender determines are necessary or required to carry out fully the intent and purpose of the Loan Documents or to perfect the Lender Lien. Borrower hereby ratifies and approves all that Lender shall do or cause to be done by virtue of the power of attorney granted herein and agrees that neither Lender nor any of Lenders employees, agents, officers, or its attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law made while acting in good faith pursuant to the provisions of this subparagraph, unless such act, omission, error of judgment or mistake of fact or law is determined by a court of competent jurisdiction in a decision which no longer is subject to appeal to be the result of the gross negligence or the willful or wanton misconduct of Lender or any such employees, agents, officers or attorneys of Lender. The appointment of Lender as Borrower's attorney-in-fact is a power coupled with an interest, and therefore shall remain irrevocable until all of Borrower's Obligations have been paid and performed in full.

    8.5 Expenses. All actual costs and reasonable expenses incurred by Lender in connection with the enforcement and/or exercise of any of its rights or remedies (including, without limitation, reasonable attorneys fees) hereunder shall (i) be payable by Borrower to Lender immediately upon demand, (ii) constitute a portion of Borrower's Obligations and (iii) be secured by the Lender Lien.

    8.6 Application of Funds. Any funds received by Lender pursuant to the exercise of any rights accorded to Lender pursuant to or by the operation of any of the terms of any of the Loan Documents shall be applied by Lender in the following order of priority:

      (i)  Expenses. First to the payment of all (A) actual fees and expenses, including, without limitation, court costs, fees of appraisers, title charges, costs of maintaining and preserving the Collateral, costs of sale, reasonable attorneys' fees, and all other costs incurred by Lender in exercising any rights accorded to Lender pursuant to the Loan Documents or by applicable law;

      (ii) Borrower's Obligations. Next, to the payment of Borrower's Obligations, in such order as Lender may determine; and

      (iii) Surplus. Any surplus, to the Person or Persons legally entitled thereto.

ARTICLE IX

MISCELLANEOUS

    9.1 Rights, Remedies and Powers. Each and every right, remedy and power granted to Lender hereunder shall be cumulative and in addition to any other right, remedy or power not specifically granted herein or now or hereafter existing in equity, at law, by virtue of statute or otherwise and may be exercised by Lender from time to time concurrently or independently as open and in such order as

Lender may deem expedient. Any failure or delay on the part of Lender in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect Lender's right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power. Acceptance of payments in arrears shall not waive or affect any right to accelerate Borrower's Obligations.

    9.2 Modifications. Waivers and Consents. Any modification or waiver of any provision of this Agreement, or any consent to any departure by Borrower therefrom, shall not be effective in any event unless the same is in writing and signed by Lender, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Borrower in any event not specifically required of Lender hereunder shall not entitle Borrower to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

    9.3 Communications. All notices, consents, approvals and other communications under the Loan Documents shall be in writing and shall be (i) delivered in person, (ii) sent by telephonic facsimile ("FAX") or (iii) mailed, postage prepaid, either by (A) registered or certified mail, return receipt requested, or (B) overnight express carrier, addressed in each case as follows:

To Lender:	Sun West Bank Attention: Carla Jewell, Vice President 5830 West Flamingo P.O. Box 81710 Las Vegas, NV 89180-1710 FAX No.: (702) 949-2288
To Borrower:	PDS Gaming Corporation—Nevada Attention: Peter Cleary, President 6171 McLeod Drive Las Vegas, Nevada 89120 FAX No.: (702) 736-0700

or to such other address, as to either of the parties hereto, as such party shall designate in a written notice to the other party, hereto. All notices sent pursuant to the terms of this Section 9.3 shall be deemed received (i) if sent by FAX during regular business hours on the day sent if a Business Day, or if such day is not a Business Day (or a Business Day after regular business hours), then on the next Business Day, (ii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iii) if sent by registered or certified mail, on the fifth Business Day following the day sent.

    9.4 Severability. If any provision of this Agreement is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof; provided, however, that where the provisions of any such applicable law may be waived, they hereby are waived by Borrower to the full extent permitted by law so that this Agreement shall be deemed to be an agreement which is valid and binding in accordance with its terms.

    9.5 Survival. The warranties, representations, covenants and agreements set forth herein shall survive the making of the Advances and the execution and delivery of the Loan Documents and shall continue in full force and effect until Borrower's Obligations have been paid and performed in full.

    9.6 Attorneys' Fees and Other Expenses. Borrower agrees to pay to Lender on demand any actual out-of-pocket costs or expenses, together with reasonable attorneys' fees, incurred by Lender in connection with the enforcement or collection against Borrower of any provision of any of the Loan Documents, whether or not suit is instituted, including, but not limited to, such actual costs or expenses arising from the enforcement or collection against Borrower of any provision of any of the Loan Documents in any state or Federal bankruptcy or reorganization proceeding.

    9.7 Indemnity. Borrower agrees to indemnity and save Lender and its successors, assigns, agents and servants harmless of and from any claims, actions, suits, losses, costs, liabilities, damages or expenses including actual expenses and reasonable attorneys' fees) incurred by Lender in connection with the transactions contemplated by this Agreement, including without limitation: (i) any loss, cost, liability, damage or expense (including actual expenses and reasonable attorneys' fees) incurred in connection with the Facility Contracts; (ii) the delivery, ownership, alteration, operation, maintenance, return or other disposition of the Collateral; (iii) from any documentation deficiencies or changes to the basic format of the Facility Contract; (iv) from the existence of any party having an interest, lien or claim in the Facility Contract(s), and/or the Facility Equipment covered thereby, and/or the proceeds thereof which interest, lien or claim is prior to the interest therein assigned to Lender hereby; (v) the construction of Lender and Borrower as having the relationship of joint venturers or partners, or (vi) the determination that Lender or Borrower has acted as agent for the other Borrower's obligations with respect to the indemnity set forth in this Section 9.7 shall survive repayment of all amounts due pursuant to the Loan Documents, the cancellation of the Notes and the release and/or cancellation of any and all of the Loan Documents, Lender agrees to promptly notify Borrower of any matters in respect of which this indemnity may apply. If notified in writing of any action or claim brought or threatened against Lender based on a claim for which Borrower is to provide indemnity and given full authority, information, and assistance for the defense of same by Lender, Borrower shall, without limitation, defend those actions or claims at its expense and pay the costs and damages and attorneys' fees awarded in any such action or arising from any such claim, provided that Borrower shall have the right to control the defense and settlement of all such actions and claims Lender will take all such actions (at the expense of Borrower) as may be reasonably requested by Borrower to assist Borrower in connection with such defense or settlement.

    9.8 Binding Effect. This Agreement shall be binding upon the successors and assigns of Borrower and shall inure to the benefit of the successors and assigns of Lender.

    9.9 Assignments: Participations. Lender shall be entitled to sell, assign or transfer any portion of its interest in the Facility, provided, however, Lender hereby agrees to deliver to Borrower notice of such proposed sale, assignment or transfer not less than 30 days prior to the proposed date for the consummation thereof, which notice shall include a description of the financial institution to which such sale, assignment or transfer is proposed to be made. In connection with any such sale, assignment or transfer, Lender may disclose such information with respect to Borrower, its business and financial affairs and the Facility as Lender reasonably deems necessary, unless any such information which has been provided by Borrower to Lender is confidential in nature, in which case such confidential information shall not be disclosed without the prior written consent of Borrower, which consent shall not unreasonably be withheld or delayed.

    9.10 Further Assurances. Each of Borrower and Lender agrees that upon the request of the other party hereto at any time and from time to time after the execution of this Agreement it shall execute and deliver such further instructions, documents, and certificates and take such further actions as such party reasonably may request

    9.11 GOVERNING LAW, CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EXCEPT WITH RESPECT TO ENFORCEMENT OF SECURITY INTERESTS IN GAMING DEVICE GOODS (WHICH SHALL BE GOVERNED BY THE STATE IN WHICH SUCH GAMING DEVICE GOODS ARE SITUATED), THIS AGREEMENT, EACH OF THE OTHER LOAN DOCUMENTS, AND ANY ASSIGNMENT EXECUTED IN CONNECTION THEREWITH

SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEVADA. BORROWER DOES HEREBY SUBMIT, AT LENDER'S ELECTION, TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY COURTS (FEDERAL, STATE OR LOCAL) HAVING A SITUS WITHIN THE COUNTY OF CLARK AND THE STATE OF NEVADA WITH RESPECT TO ANY DISPUTE, CLAIM, OR SUIT, WHETHER DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY RELATED NOTE OR ANY OF BORROWER'S OBLIGATIONS OR INDEBTEDNESS HEREUNDER, BORROWER EXPRESSLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE BY CERTIFIED MAIL, POSTAGE PREPAID, DIRECTED TO THE LAST KNOWN ADDRESS OF BORROWER, WHICH SERVICE SHALL BE DEEMED COMPLETED WITHIN TEN (10) DAYS AFTER THE DATE OF MAILING THEREOF. BORROWER HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT THE COUNTY OF CLARK, STATE OF NEVADA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE AS WELL AS ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE THE EXCLUSIVE CHOICE OF FORUM SET FORTH HEREIN SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION BY LENDER TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

    9.12 WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. THIS WAIVER IS INTENDED TO BE EFFECTIVE WITH RESPECT TO ALL DISPUTES WHICH ARISE OUT OF ANY OF THE LOAN DOCUMENTS OR PERTAIN TO THE TRANSACTIONS CONTEMPLATED THEREBY. THIS WAIVER IS IRREVOCABLE, AND MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SUCH WAIVER SET FORTH HEREIN SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

This Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

SUN WEST BANK		PDS GAMING CORPORATION—NEVADA
By:	/s/ CARLA JEWELL	By:	/s/ MARTIE VLCEK
Its:	VP/Commercial Loan Officer	Its:	C.F.O.

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  Exhibit 10.1
LOAN AND SECURITY AGREEMENT (Full Recourse)
PRELIMINARY STATEMENT
ARTICLE I DEFINITIONS
ARTICLE II FACILITY AND PAYMENT/PREPAYMENT TERMS
ARTICLE III NOTES: SECURITY INTEREST
ARTICLE IV CONDITIONS OF CLOSING; ADVANCES
ARTICLE V REPRESENTATIONS AND WARRANTIES
ARTICLE VI AFFIRMATIVE COVENANTS
ARTICLE VII NEGATIVE COVENANTS
ARTICLE VIII BORROWER AND CONTRACT EVENTS OF DEFAULT—DEFINITIONS AND REMEDIES
ARTICLE IX MISCELLANEOUS